Exhibit 10.2

FORM OF

EMPLOYEE MATTERS AGREEMENT

THIS EMPLOYEE MATTERS AGREEMENT is made as of [●], 2022 by and between Fortune Brands Home & Security, Inc., a Delaware corporation (“Fortune Brands”), and MasterBrand, Inc., a Delaware corporation (“Cabinets”), and, as of the date hereof, a wholly-owned subsidiary of Fortune Brands.

WHEREAS, Fortune Brands and Cabinets have entered into a Separation and Distribution Agreement dated as of [●], 2022 (the “Distribution Agreement”) pursuant to which Fortune Brands will distribute on a pro rata basis to the holders of shares of Fortune Brands’ common stock, par value $0.01 per share (“Fortune Brands Shares”), without any consideration being paid by the holders of such Fortune Brands Shares, all of the outstanding shares of Cabinets common stock, par value $0.01 per share (“Cabinets Shares”), owned by Fortune Brands as of the Distribution Date (as defined in the Distribution Agreement); and

WHEREAS, in connection with the Distribution, Fortune Brands and Cabinets desire to enter into this Employee Matters Agreement.

NOW, THEREFORE, in consideration of the mutual promises contained herein and in the Distribution Agreement, the parties hereto agree as follows:

Article I.    DEFINITIONS

Section 1.01    Definitions. Unless otherwise defined herein, each capitalized term shall have the meaning specified for such term in the Distribution Agreement. As used in this Agreement:

(a)	“Adjusted Fortune Brands Option” has the meaning set forth in Section 6.01(b) of this Agreement.

(b)	“Adjusted Fortune Brands RSU Award” has the meaning set forth in Section 6.02(b) of this Agreement.

(c)

“Agreement” means this Employee Matters Agreement together with those parts of the Distribution Agreement referenced herein and all schedules hereto and all amendments, modifications and changes hereto and thereto.

(d)

“Business Employee” means (i) each individual who immediately prior to the Distribution is employed by a Cabinets Party, including each Fortune Brands Transferred Employee, but excluding any Cabinets Transferred Employee, and (ii) each former employee of a Fortune Brands Party or a Cabinets Party whose last employment with any of such parties prior to termination was with a Cabinets Party.

(e)	“Cabinets” has the meaning set forth in the recitals of this Agreement.

(f)	“Cabinets DCP” has the meaning set forth in Section 3.04(a) of this Agreement.

(g)	“Cabinets Employee” means a person who is employed by a Cabinets Party immediately following the Distribution.

(h)	“Cabinets Pension Plan” means the [●], Inc. Pension Plan.

(i)

“Cabinets Post-Distribution Stock Price” means the per share price of Cabinets Shares immediately after the Distribution, which shall be equal to the volume weighted average price of Cabinets common stock on the Distribution Date.

(j)	“Cabinets RSP” has the meaning set forth in Section 3.01(a) of this Agreement.

(k)

“Cabinets Service Provider” means (i) each Cabinets Employee, and (ii) each other individual who is engaged to provide services to a Cabinets Party as an individual independent contractor, consultant or director (and not engaged to provide services to a Fortune Brands Party) as of immediately following the Distribution.

(l)	“Cabinets Supplemental Plan” means the [●], Inc. Supplemental Retirement Plan.

(m)

“Cabinets Transferred Employee” means each employee of a Cabinets Party listed on Exhibit A hereto whose employment shall be transferred to a Fortune Brands Party immediately prior to the Distribution Date.

(n)	“Cabinets Union Savings Plan” means the [●], Inc. Union Employees Savings Plan.

(o)	“Cafeteria Plan” means any plan or portion of a plan which is intended to be a cafeteria plan under Section 125 of the Code or is a flexible spending account.

(p)	“COBRA” has the meaning set forth in Section 4.04 of this Agreement.

(q)	“COBRA Participants” has the meaning set forth in Section 4.04 of this Agreement.

(r)	“Code” means the Internal Revenue Code of 1986, as amended.

(s)	“Compensation Committee” means the Compensation Committee of the Fortune Brands Board of Directors or the Compensation Committee of the Cabinets Board of Directors, as the case may be.

(t)	“DB Master Trust” has the meaning set forth in Section 3.02(a) of this Agreement.

(u)	“DC Master Trust” has the meaning set forth in Section 3.01(b) of this Agreement.

(v)	“Director Deferred Shares” has the meaning set forth in Section 3.04(b) of this Agreement.

(w)	“Distribution Agreement” has the meaning set forth in the recitals of this Agreement.

(x)	“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

(y)

“Former Cabinets Employee” means an individual who (i) experienced a termination of employment with a Cabinets Party on or prior to the Distribution Date, and (ii) has not been rehired by any Cabinets Party or Fortune Brands Party as of the Distribution Date.

(z)	“Fortune Brands” has the meaning set forth in the recitals of this Agreement.

(aa)	“Fortune Brands DCP” means the Fortune Brands Home & Security, Inc. Deferred Compensation Plan.

(bb)	“Fortune Brands Director DCP” means the Fortune Brands Home & Security, Inc. Directors’ Deferred Compensation Plan.

(cc)

“Fortune Brands LTIPs” means the Fortune Brands Home & Security, Inc. 2011 Long-Term Incentive Plan, the Fortune Brands Home & Security, Inc. 2013 Long-Term Incentive Plan, and the Fortune Brands Home & Security, Inc. 2022 Long-Term Incentive Plan.

(dd)	“Fortune Brands Non-ERISA Benefit Arrangement” means any Non-ERISA Benefit Arrangement sponsored or maintained by a Fortune Brands Party.

(ee)	“Fortune Brands Options” means stock options granted under the Fortune Brands LTIPs.

(ff)	“Fortune Brands Plan” means any Pension Plan, Cafeteria Plan or Welfare Plan sponsored or maintained by a Fortune Brands Party.

(gg)

“Fortune Brands Post-Distribution Stock Price” means the per share price of Fortune Brands Shares immediately after the Distribution, which shall be equal to the volume weighted average price of Fortune Brands Shares on the Distribution Date.

(hh)

“Fortune Brands Pre-Distribution Stock Price” means the per share price of Fortune Brands Shares immediately prior to the Distribution, which shall be equal to the volume weighted average price of Fortune Brand Shares on the trading day immediately prior to the Distribution Date.

(ii)	“Fortune Brands RSUs” means restricted stock units granted under any of the Fortune Brands LTIPs, including any restricted stock unit which has been deferred under the Fortune Brands DCP.

(jj)	“Fortune Brands Shares” has the meaning set forth in the recitals of this Agreement.

(kk)	“Fortune Brands SRP Participant” has the meaning set forth in Section 3.03 of this Agreement.

(ll)	“Fortune Brands Supplemental Plan” means the Fortune Brands Home & Security, Inc. Supplemental Retirement Plan.

(mm)

“Fortune Brands Transferred Employee” means each employee of a Fortune Brands Party or any of its Affiliates (other than Cabinets or any Cabinets Subsidiary) listed on Exhibit B hereto whose employment shall be transferred to a Cabinets Party immediately prior to the Distribution Date.

(nn)	“Fortune Brands Welfare Plans” means a Welfare Plan sponsored or maintained by a Fortune Brands Party.

(oo)

“Intrinsic Value” means (a) in the case of a Fortune Brands Option immediately prior to the Distribution, the difference between the Fortune Brands Pre-Distribution Stock Price and the per share exercise price of such Fortune Brands Option, (b) in the case of an Adjusted Fortune Brands Option immediately after the Distribution, the difference between the Fortune Brands Post-Distribution Stock Price and the per share exercise price of such Adjusted Fortune Brands Option and (c) in the case of a Substitute Cabinets Option immediately after the Distribution, the difference between the Cabinets Post-Distribution Stock Price and the per share exercise price of such Substitute Cabinets Option, in each case multiplied by the number of Fortune Brands Shares or Cabinets Shares, as the case may be, subject to such option.

(pp)	“Invoiced Amount” has the meaning set forth in the Transition Services Agreement.

(qq)	“IRS” means the Internal Revenue Service.

(rr)

“Non-ERISA Benefit Arrangement” means any contract, agreement, policy, practice, program, plan, trust or arrangement, other than a Pension Plan or Welfare Plan, providing for benefits, perquisites or compensation of any nature to any Cabinets Employee, or to any family member, dependent or beneficiary of any such Cabinets Employee, including tuition reimbursement, supplemental unemployment, vacation, sick, personal or bereavement days, holidays, retirement, deferred compensation, profit sharing, bonus, stock-based compensation or other forms of incentive compensation.

(ss)	“Pension Plan” means any pension plan as defined in Section 3(2) of ERISA, without regard to Section 4(b)(4) or 4(b)(5) of ERISA.

(tt)	“Plan Effective Date” means January 1, 2023.

(uu)	“Record Date” means [ ].

(vv)	“Transition Services Agreement” means that Transition Services Agreement, dated as of the date hereof, by and between Fortune Brands and Cabinets.

(ww)

“Welfare Plan” means any employee welfare plan as defined in Section 3(1) of ERISA, without regard to Section 4(b)(4) or 4(b)(5) of ERISA (other than a plan or any portion of a plan intended to be a cafeteria plan under Section 125 of the Code or is a flexible spending account).

Section 1.02    Rules of Construction. In this Agreement, unless the context clearly indicates otherwise:

(a)	words used in the singular include the plural and words used in the plural include the singular;

(b)	reference to any Person includes such Person’s successors and assigns but, if applicable, only if such successors and assigns are permitted by this Agreement;

(c)	reference to any Person’s “Affiliates” shall be deemed to mean such Person’s Affiliates following the Distribution;

(d)	reference to any gender includes the other gender;

(e)	the words “include,” “includes” and “including” shall be deemed to be followed by the words “without limitation;”

(f)	references to any Article, Section or schedule means such Article or Section of, or such schedule to, this Agreement, as the case may be;

(g)	the words “herein,” “hereunder,” “hereof,” “hereto” and words of similar import shall be deemed references to this Agreement as a whole and not to any particular Section or other provision hereof;

(h)

reference to any agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof and by this Agreement;

(i)

reference to any law (including statutes and ordinances) means such law (including all rules and regulations promulgated thereunder) as amended, modified, codified or reenacted, in whole or in part, and in effect at the time of determining compliance or applicability;

(j)	relative to the determination of any period of time, “from” means “from and including,” “to” means “to but excluding” and “through” means “through and including;”

(k)

accounting terms used herein shall have the meanings ascribed to them by Fortune Brands and its Subsidiaries, including Cabinets, in its and their internal accounting and financial policies and procedures in effect immediately prior to the date of this Agreement;

(l)

if there is any conflict between the provisions of the Distribution Agreement and this Agreement, the provisions of this Agreement shall control with respect to the subject matter hereof; if there is any conflict between the provisions of the body of this Agreement and any schedule hereto, the provisions of the body of this Agreement shall control unless explicitly stated otherwise in such schedule;

(m)

titles to Articles and headings of Sections contained in this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of or to affect the meaning or interpretation of this Agreement;

(n)

any portion of this Agreement obligating a Party to take any action or refrain from taking any action, as the case may be, shall mean that such Party shall also be obligated to cause its relevant Subsidiaries to take such action or refrain from taking such action, as the case may be;

(o)	unless otherwise specified in this Agreement, all references to dollar amounts herein shall be in respect of lawful currency of the United States; and

(p)	this Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted.

Article II.    ASSIGNMENT OF EMPLOYEES

Effective immediately prior to the Distribution Date, (i) the employment of the Fortune Brands Transferred Employees by the Fortune Brands Parties shall be transferred to, and thereupon the employment of the Fortune Brands Transferred Employees shall commence with, a Cabinets Party; and (ii) the employment of the Cabinets Transferred Employees by the Cabinets Parties shall be transferred to, and thereupon the employment of the Cabinets Transferred Employees shall commence with, a Fortune Brands Party. If it is determined after the Distribution Date that any employees were not properly assigned and transferred to the appropriate employer prior to the Distribution Date or that it is necessary or appropriate to assign and transfer an employee performing services pursuant to the Transition Services Agreement to the other group, the Parties shall cooperate in good faith to effect such assignment and transfer after the Distribution Date. Notwithstanding anything to the contrary contained herein, nothing in this Agreement shall create any obligation on the part of any Fortune Brands Party or Cabinets Party to continue the employment of any employee for any definite period following the Distribution Date or to change the employment status of any employee from “at will.”

Article III.    PENSION, RETIREMENT AND DEFERRED COMPENSATION PLANS

Section 3.01    Defined Contribution Plans.

(a)

Establishment of Cabinets Retirement Savings Plan. On or before, but effective as of the Plan Effective Date, Cabinets shall adopt, establish and maintain a 401(k) retirement savings plan and trust for the benefit of eligible employees of the Cabinets Parties, which is intended to be qualified under Section 401(a) of the Code and exempt from federal income tax under Section 501(a) of the Code (the

“Cabinets RSP”). As soon as practicable after the adoption of the Cabinets RSP, Cabinets shall, to the extent the Cabinets RSP and related trust are not eligible to rely upon an existing favorable IRS opinion or advisory letter to such effect, submit an application for determination to the IRS for a determination that the Cabinets RSP is qualified under Section 401(a) of the Code and that the related trust is exempt from federal income tax under Section 501(a) of the Code, and shall take any actions not inconsistent with Cabinet’s other general commitments contained in this Agreement and make any amendments necessary to receive such determination. As of the Plan Effective Date, each Cabinets Employee employed by the Cabinets Parties who was, immediately prior to the Distribution, eligible to participate in the Fortune Brands Home & Security, Inc. Retirement Savings Plan or the Fortune Brands Home & Security, Inc. Hourly Retirement Savings Plan shall be eligible to participate in the Cabinets RSP, which shall recognize the service of such Cabinets Employee with Fortune Brands and its Subsidiaries in accordance with Section 7.05.

(b)

Transfer from Fortune Brands Trust. As of the Plan Effective Date (or as soon as reasonably practicable thereafter), Fortune Brands shall cause the Fortune Brands Home & Security, Inc. Master Defined Contribution Trust (the “DC Master Trust”) to transfer to the trust established under the Cabinets RSP assets having a value as of the applicable valuation date that is equal to the value of the account balances of, and liabilities with respect to, all Business Employees with an account balance under the Fortune Brands Home & Security, Inc. Retirement Savings Plan or the Fortune Brands Home & Security, Inc. Hourly Employee Retirement Savings Plan as of such valuation date. In addition, on or as soon as administratively practicable after the Plan Effective Date, a pro rata share of all unallocated amounts shall be transferred from the DC Master Trust to the trust established by Cabinets under the Cabinets RSP, determined based upon the ratio of the sum of the account balances of the Business Employees described in the immediately preceding sentence as of the applicable valuation date to the sum of all account balances held in the DC Master Trust as of such valuation date. Such transferred assets shall be in cash or in kind, including shares of securities, promissory notes evidencing outstanding plan loans, Fortune Brands Shares or Cabinets Shares, and such transfer shall be made in accordance with Section 414(l) of the Code. Liabilities under any qualified domestic relations orders (as defined in Section 414(p) of the Code) received with respect to any accounts transferred to the Cabinets RSP shall be transferred to and assumed by the Cabinets RSP at the time such assets attributable to such accounts are transferred. Cabinets shall assume and thereafter be solely responsible for all then existing and future employer liabilities related to such Business Employees under the Cabinets RSP and the administration thereof and, except as provided in Section 3.01(a), the Fortune Brands Parties shall have no liability whatsoever therefor.

(c)

Cabinets Union Savings Plan. Following the Distribution Date, Cabinets shall continue to be the plan sponsor of the Cabinets Union Savings Plan. Following the Distribution Date, the Fortune Brands Parties shall have no liability or obligation with respect to the Cabinets Union Savings Plan or any participants or former participants in the Cabinets Union Savings Plan with respect to their participation therein.

Section 3.02    Defined Benefit Pension Plans.

(a)

Transfer of Assets from Master Trust. Following the Distribution Date, Cabinets shall continue to be the plan sponsor of the Cabinets Pension Plan. Prior to the Distribution Date, (i) the Cabinets Parties shall establish one or more trusts to be a source of providing benefits under the Cabinets Pension Plan and (ii) Fortune Brands shall cause the assets held in the Fortune Brands Home & Security, Inc. Master Retirement Trust (the “DB Master Trust”) and allocated to the subaccounts for the Cabinets Pension Plan to be transferred to the trust established by the Cabinets Parties. Following the date of the transfer contemplated by the immediately preceding sentence, the Fortune Brands Parties shall have no liability or obligation with respect to the Cabinets Pension Plan or any participants or former participants in the Cabinets Pension Plan with respect to their participation therein.

Section 3.03    Supplemental Retirement Plans. Following the Distribution Date, the Cabinets Parties shall continue to sponsor and maintain the Cabinets Supplemental Plan. The Cabinets Parties shall be solely responsible for all liabilities and shall fully perform, pay and discharge all obligations, when such obligations become due, to the Business Employees under the Cabinets Supplemental Plan. With respect to each Cabinets Employee who was a participant in the Fortune Brands Supplemental Plan and has an account under such plan (each, a “Fortune Brands SRP Participant”), (a) no later than the Distribution Date, Fortune Brands shall provide Cabinets with a list of payment events applicable to each Fortune Brands SRP Participant and (b) on or after the Distribution Date, Cabinets shall, or shall cause the applicable Cabinets Party to, notify Fortune Brands of the occurrence of (a) any payment event with respect to a Fortune Brands SRP Participant under the Fortune Brands Supplemental Plan, and (b) the “separation from service” under Section 409A of the Code of any Fortune Brands SRP Participant, whether or not such separation from service is a payment event, in each case, as promptly as practicable but in no event later than thirty (30) days following such the occurrence of such payment event or separation from service, as applicable, and shall promptly provide to Fortune Brands any other relevant information reasonably requested by Fortune Brands in writing for purposes of administering the Fortune Brands Supplemental Plan with respect to the Fortune Brands SRP Participants. The Distribution will not constitute a “change in control” for purposes of the Cabinets Supplemental Plan or the Fortune Brands Supplemental Plan.

Section 3.04    Deferred Compensation Plans.

(a)

Effective as of the Distribution Date, a member of the Cabinets Parties shall adopt, establish and maintain a nonqualified deferred compensation plan for the benefit of employees of the Cabinets Parties (the “Cabinets DCP”) which shall have substantially the same terms and conditions as the Fortune Brands DCP. As of the Distribution Date, Cabinets shall, or shall cause a member of the Cabinets Parties to, assume and thereafter be solely responsible for all existing and future Liabilities relating to Cabinets Employees’ (and any beneficiary’s thereof) (i) benefits and notional account balances accrued under the Fortune Brands DCP as of immediately prior to the Distribution Date, as applicable, and (ii) benefits and notional account balances that accrue under the Cabinets DCP on or after the Distribution Date, as applicable; provided, that to the extent such an individual’s account is invested in notional Fortune Brands Shares, then (x) such individual participant’s account shall be credited with the number of Cabinets Shares equal to the number of Cabinets Shares that would have been distributed to the individual participant if the notional Fortune Brands Shares held in the individual’s account had been issued and outstanding, and (y) the notional Fortune Brands Shares credited to such individual participant’s account shall be deemed to have been sold as of the Distribution Date, based on the value of such shares as of the Distribution Date, and reinvested in the default investment fund maintained under the Cabinets DCP. All deferral and distribution elections made by Business Employees under the Fortune Brands DCP shall, to the extent applicable, be transferred to, and be in full force and effect under, the Cabinets DCP, and for such purpose, and subject to Section 409A of the Code, any distributions payable upon a Cabinets Employee’s separation from service shall be payable upon his or her separation from service with the Cabinets Parties. All beneficiary designations made by Cabinets Employees and beneficiaries thereof under the Fortune Brands DCP shall, to the extent applicable, be transferred to, and be in full force and effect under, the Cabinets DCP until such beneficiary designations are replaced or revoked by the Cabinets Employee (or the beneficiary of such individual) who made the beneficiary designation. Following the Distribution Date, the Fortune Brands Parties shall have no Liability or obligation with respect to the benefits accrued by such Cabinets Employees or by beneficiaries thereof under the Fortune Brands DCP or with respect to any benefits accrued under the Cabinets DCP.

(b)

Effective as of the Distribution Date, with respect to any Fortune Brands shares which have been notionally credited to the account of any non-employee director of the Fortune Brands Board of Directors under the Fortune Brands Director DCP (such shares, the “Director Deferred Shares”), such Director Deferred Shares shall be adjusted such that (i) any such non-employee director who is a Cabinets Service Provider will be notionally credited with the number of deferred Cabinets Shares equal to the number of Cabinets Shares that would have been distributed to such non-employee director if the number of Director Deferred Shares had instead been issued and outstanding, and (ii) for any individual who will serve as a non-employee director on both the Fortune Brands Board of Directors and the Cabinets Board of Directors effective as of the Distribution Date, such individuals will be notionally credited with deferred Cabinets Shares equivalent to the dividend of [ ] Cabinets Shares for each Director Deferred Share held by such individual as of the Record Date, and such deferred Cabinets Shares shall be subject to the same terms and conditions applicable to the Director Deferred Shares.

Article IV.    WELFARE PLANS

Section 4.01    Establishment of Cabinets Welfare Plans. Effective as of the Plan Effective Date, a member of the Cabinets Parties shall adopt, establish and maintain Welfare Plans for the benefit of Cabinets Employees that have substantially the same terms as conditions as the Fortune Brands Welfare Plans (the “Cabinets Welfare Plans”).

Section 4.02    Coverage of Cabinets Employees. Fortune Brands shall cause each Cabinets Employee who satisfies the eligibility requirements of the Fortune Brands Welfare Plans (excluding any portion of such plans which is intended to be a cafeteria plan under Section 125 of the Code or is a flexible spending account) to remain eligible under such plan through December 31, 2022 as long as each such individual otherwise continues to satisfy the eligibility requirements of such plan. As of the Plan Effective Date, each Cabinets Employee, including each Fortune Brands Transferred Employee, shall become eligible to participate in the Cabinets Welfare Plans established by Cabinets effective as of the Plan Effective Date for their participation, subject to the terms of such plans. To the extent applicable to any Cabinets Welfare Plans in which Cabinets Employees become eligible as of the Plan Effective Date that provide benefits similar to the benefits that had been provided to such employees under a Fortune Brands Welfare Plan immediately prior to such date, Cabinets shall cause the Cabinets Welfare Plans to recognize all coverage and contribution elections most recently made by such Cabinets Employees under the Fortune Brands Welfare Plans prior to the Plan Effective Date and shall apply such elections under the Cabinets Welfare Plans for the plan year beginning as of the Plan Effective Date, in each case to the extent practicable and in accordance with the terms of the Cabinets Welfare Plans. All beneficiary designations made by Cabinets Employees under the Fortune Brands Welfare Plans shall, to the extent applicable and permitted by applicable law, be transferred to, and be in full force and effect under, the Cabinets Welfare Plans until such beneficiary designations are replaced or revoked by the Cabinets Employee who made the beneficiary designation.

Section 4.03    Welfare Plan Liabilities.

(a)

Cabinets Welfare Plans. As of the Plan Effective Date, the Cabinets Parties and the Cabinets Welfare Plans, as applicable, shall assume, retain and be responsible for all claims for welfare benefits (and for any Liabilities arising as a result of such claims) incurred with respect to any Cabinets Employee (and, if applicable, such Cabinets Employee’s participating spouse and/or dependents) or Former Cabinets Employee on or after the Plan Effective Date under the Cabinets Welfare Plans (the “Welfare Liabilities”), and none of the Fortune Brands Parties or the Fortune Brands Welfare Plans shall assume or retain any such Liabilities.

(b)

Fortune Brands Welfare Plans. The Fortune Brands Welfare Plans shall continue to be responsible for all claims for welfare benefits (and for any Liabilities arising as a result of such claims) incurred with respect to any Cabinets Employee prior to the Plan Effective Date under such plan, whether such claims have been paid or remain unpaid as of such date, and the Cabinets Welfare Plans shall not assume any such Liabilities; provided, however, that with respect to any such Welfare Liabilities which are incurred under the Fortune Brands Welfare Plans, to the extent unpaid as of the Distribution Date, the Cabinets Parties shall provide reimbursement for any such amounts which constitute Invoiced Amounts in accordance with the terms of the Transition Services Agreement.

(c)

Claims Incurred. Claims for health, dental and vision benefits shall be considered to be incurred prior to the applicable determination date if the services related to such claims were provided prior to such date. Claims for all other welfare benefits (including life, long-term disability, and short-term disability) shall be considered to be incurred prior to the applicable determination date if the date of loss or the date on which the disability or death occurred was prior to such date.

Section 4.04     COBRA and HIPAA Liabilities. From and after the Plan Effective Date, the Cabinets Parties and the Cabinets Welfare Plans shall be responsible for the continuation coverage requirements under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), and the portability requirements under the Health Insurance Portability and Accountability Act of 1996 with respect to all Business Employees and their qualified beneficiaries. Prior to the Plan Effective Date, the Fortune Brands Parties and the Fortune Brands Welfare Plans shall be solely responsible for providing continued health coverage required by COBRA to (a) Former Cabinets Employees and their qualifying beneficiaries who experience a COBRA qualifying event (as defined in Section 4980B of the Code) under the applicable Fortune Brands Welfare Plan, and (b) Cabinets Employees and their qualifying beneficiaries who experience a COBRA qualifying event, in each case, under the applicable Fortune Brands Welfare Plan on or prior to the Plan Effective Date (individuals in (a) and (b) collectively, the “COBRA Participants”), and following the Distribution Date, the Cabinets Parties shall reimburse the Fortune Brands Parties for any unpaid claims or obligations incurred under the Fortune Brands Welfare Plans as a result of such COBRA coverage, to the extent such amounts constitute Invoiced Amounts, in accordance with the terms of the Transition Services Agreement.

Section 4.05    Stop Loss Adjustment. Pursuant to the self-funded stop-loss arrangement maintained as of immediately prior to the Distribution Date among the Fortune Brands Parties and the Cabinets Parties, not later than 60 days after the Distribution Date, Fortune Brands and Cabinets shall determine, for health claims arising prior to the Distribution Date, the allocation of such claims among the Fortune Brands Parties and the Cabinets Parties, and true up payments shall be made among such parties in accordance with such stop-loss arrangement as though the plan year ended on the Plan Effective Date. Each of the Fortune Brands Parties and the Cabinets Parties shall be responsible separately for the stop-loss coverage of claims arising under their respective group health plans on and after the Plan Effective Date.

Article V.    NON-ERISA BENEFIT ARRANGEMENTS

Section 5.01    Cabinets Non-ERISA Benefit Arrangements. Following the Distribution Date, the Cabinets Parties shall continue to be the plan sponsor of each Non-ERISA Benefit Arrangement sponsored by the Cabinets Parties for the benefit of the Cabinets Employees immediately prior to the Distribution Date. Following the Distribution Date, the Fortune Brands Parties shall have no liability or obligation with respect to such arrangements or any participants or former participants in such arrangements with respect to their participation therein.

Article VI.    EQUITY COMPENSATION PLANS

Section 6.01    Stock Options.

(a)

Options Held by Cabinets Service Providers. Fortune Brands and Cabinets shall take any and all action as shall be necessary or appropriate, including approval of the provisions of this Section 6.01(a) by the Cabinets Board of Directors and the Fortune Brands Compensation Committee, so that each Fortune Brands Option, whether vested or unvested, held at the close of business on the Distribution Date by any Cabinets Service Provider (or any transferee thereof) shall be, pursuant to the terms of the applicable Fortune Brands LTIP and the applicable Cabinets equity compensation plan (the “Cabinets LTIP”) and this Agreement, replaced with a substitute option to purchase Cabinets Shares granted under the Cabinets LTIP (a “Substitute Cabinets Option”), pursuant to which:

(i)

the Intrinsic Value of each Substitute Cabinets Option immediately after the Distribution shall be equal to the Intrinsic Value of the corresponding Fortune Brands Option immediately prior to the Distribution;

(ii)

the ratio of the per share exercise price of each Substitute Cabinets Option to the Cabinets Post-Distribution Stock Price shall not exceed the ratio of the per share exercise price of the corresponding Fortune Brands Option to the Fortune Brands Pre-Distribution Stock Price; and

(iii)	the Substitute Cabinets Option shall become exercisable and terminate based on the holder’s service with the Cabinets Parties.

Each Substitute Cabinets Option shall have the same terms and conditions as the corresponding Fortune Brands Option, except as provided herein. It is intended that the adjustment and substitution set forth herein shall satisfy the requirements of Section 424 of the Code and avoid treatment as nonqualified deferred compensation subject to Section 409A of the Code.

(b)

Options Held by Persons Other Than Cabinets Service Providers. Fortune Brands shall take any and all action as shall be necessary or appropriate, including approval of the provisions of this Section 6.01(b) by the Fortune Brands Compensation Committee so that each Fortune Brands Option held at the close of business on the Distribution Date by any person who is not a Cabinets Service Provider (or any transferee of such person) shall be replaced pursuant to the terms of the Fortune Brands LTIPs and this Agreement with an adjusted Fortune Brands Option (“Adjusted Fortune Brands Options”), pursuant to which:

(i)

the Intrinsic Value of each Adjusted Fortune Brands Option immediately after the Distribution shall be equal to the Intrinsic Value of the corresponding Fortune Brands Option immediately prior to the Distribution; and

(ii)

the ratio of the per share exercise price of each Adjusted Fortune Brands Option to the Fortune Brands Post-Distribution Stock Price shall not exceed the ratio of the per share exercise price of the corresponding Fortune Brands Option to the Fortune Brands Pre-Distribution Stock Price.

Each Adjusted Fortune Brands Option shall have the same terms and conditions as the corresponding Fortune Brands Option, except as provided herein. It is intended that the adjustment set forth herein shall satisfy the requirements of Section 424 of the Code and avoid treatment as nonqualified deferred compensation subject to Section 409A of the Code.

Section 6.02    Restricted Stock Units.

(a)

RSUs Held by Cabinets Service Providers. Except with respect to Fortune Brands RSUs which have been deferred under the Fortune Brands DCP, treatment of which is set forth in Section 3.04 above, Fortune Brands and Cabinets shall take any and all action as shall be necessary or appropriate, including approval of the provisions of this Section 6.02(a) by the Cabinets Board of Directors and the Fortune Brands Compensation Committee pursuant to the terms of the applicable Fortune Brands LTIP, the applicable Cabinets LTIP and this Agreement, so that each Fortune Brands RSU held at the close of business on the Distribution Date by any Cabinets Service Provider shall be replaced with a substitute Cabinets restricted stock unit award granted under the Cabinets LTIP (“Substitute Cabinets RSU Award”). The number of Cabinets restricted stock units subject to the Substitute Cabinets RSU Award will be equal to the number of Fortune Brands restricted stock units subject to the Fortune Brands RSU Award held by the participant at the close of business on the Distribution Date multiplied by a fraction, the numerator of which is the

Fortune Brands Pre-Distribution Stock Price, and the denominator of which is the Cabinets Post-Distribution Stock Price. Each Substitute Cabinets RSU Award shall vest and be payable based on the holder’s employment with the Cabinets Parties. Each Substitute Cabinets RSU Award shall have the same terms and conditions as the corresponding Fortune Brands RSU Award, except as provided herein.

(b)

RSUs Held by Persons Other Than Cabinets Service Providers. Fortune Brands shall take any and all action as shall be necessary or appropriate, including approval of the provisions of this Section 6.02(b) by the Fortune Brands Compensation Committee pursuant to the terms of the applicable Fortune Brands LTIP and this Agreement, so that each Fortune Brands RSU Award held at the close of business on the Distribution Date by any person who is not a Cabinets Service Provider shall be adjusted (“Adjusted Fortune Brands RSU Award”). The number of Fortune Brands restricted stock units subject to the Adjusted Fortune Brands RSU Award will be equal to the number of Fortune Brands restricted stock units subject to the Fortunate Brands RSU Award held by the holder at the close of business on the Distribution Date multiplied by a fraction, the numerator of which is the Fortune Brands Pre-Distribution Stock Price, and the denominator of which is the Fortune Brands Post-Distribution Stock Price. Each Adjusted Fortune Brands RSU Award shall have the same terms and conditions as the corresponding Fortune Brands RSU Award, except as provided herein.

Section 6.03    Performance Share Awards.

(a)

Performance Share Awards Held by Cabinets Service Providers. Fortune Brands and Cabinets shall take any and all action as shall be necessary or appropriate, including approval of the provisions of this Section 6.03(a) by the Cabinets Board of Directors pursuant to the terms of the applicable Cabinets LTIP and this Agreement, so that each Fortune Brands performance share award held at the close of business on the Distribution Date by any Cabinets Service Provider will be replaced with a Substitute Cabinets RSU Award granted under the Cabinets LTIP. For purposes of determining the number of Cabinets restricted stock units subject to the Substitute Cabinets RSU Award, the number of pre-Distribution Fortune Brands RSUs that are considered earned with respect to such performance share award shall be determined by the Fortune Brands Compensation Committee based upon projected performance results through the end of the applicable performance period, calculated based on actual performance from the beginning of the applicable performance period through the end of the fiscal quarter immediately preceding the Distribution Date and expected performance, as determined by the Fortune Brands Compensation Committee, through the remainder of the applicable performance period had the Distribution not occurred. Each Substitute Cabinets RSU Award shall have a vesting period ending on the last day of the performance period applicable to the corresponding Fortune Brands performance share award to which it relates based on the holder’s service with the Cabinets Parties, and shall have the same terms and conditions as the corresponding Fortune Brands performance share award, except as provided herein.

(b)

Performance Share Awards Held by Persons Other Than Cabinets Service Providers. Fortune Brands shall take any and all action as shall be necessary or appropriate, including approval of the provisions of this Section 6.03(b) by the Fortune Brands Compensation Committee pursuant to the terms of the applicable Fortune Brands LTIP and this Agreement, so that each Fortune Brands performance share award held at the close of business on the Distribution Date by any person who is not a Cabinets Service Provider will be replaced with an Adjusted Fortune Brands RSU Award granted under the applicable Fortune Brands LTIP. For purposes of determining the number of Fortune Brands restricted stock units subject to the Adjusted Fortune Brands RSU Award, the number of pre-Distribution Fortune Brands RSUs that are considered earned with respect to such performance share award shall be determined by the Fortune Brands Compensation Committee based upon projected performance results through the end of the applicable performance period, calculated based on actual performance from the beginning of the applicable performance period through the end of the fiscal quarter immediately preceding the Distribution Date and expected performance, as determined by the Fortune Brands Compensation Committee, through the remainder of the applicable performance period had the Distribution not occurred. Each Adjusted Fortune Brands RSU Award shall have a vesting period ending on the last day of the performance period applicable to the corresponding Fortune Brands performance share award to which it relates based on the holder’s service with the Cabinets Parties, and shall have the same terms and conditions as the corresponding Fortune Brands performance share award, except as provided herein.

Section 6.04    Approval and Terms of Equity Awards. By approval of the Cabinets Board of Directors and the Fortune Brands Compensation Committee pursuant to Sections 6.01, 6.02, and 6.03, Cabinets, as issuer of substitute and replacement awards provided hereunder, and Fortune Brands, as sole shareholder of Cabinets, shall adopt and approve, respectively, the issuance of the substitute and replacement options and other awards provided for herein. Except as set forth above, the terms of the Fortune Brands LTIPs and of the outstanding equity compensation awards held by participants under the Fortune Brands LTIPs and the substitute Cabinets equity awards shall be subject to the terms of such plans and applicable award agreements, except that references in such outstanding substitute and replacement Cabinets awards to “Board” and “Committee” shall mean the Board, Compensation Committee or any other designated committee of Cabinets (as applicable) and references to the “Company” shall mean Cabinets. Notwithstanding the foregoing, substitute awards made under the Cabinets LTIP pursuant to Cabinets’ obligations under this Agreement shall take into account all employment and service with both Fortune Brands and Cabinets, and their respective Subsidiaries and Affiliates, for purposes of determining when such awards vest and terminate.

Section 6.05    No Change in Control. The Distribution will not constitute a “change in control” for purposes of Fortune Brands equity awards that are outstanding as of the Distribution Date.

Article VII.    COMPENSATION MATTERS AND GENERAL BENEFIT MATTERS

Section 7.01    Cessation of Participation in Fortune Brands Plans and Non-ERISA Benefit Arrangements. Except as otherwise provided in this Agreement or as required by the terms of any Fortune Brands Plan or Fortune Brands Non-ERISA Benefit Arrangement, or by applicable law, Fortune Brands and Cabinets shall take any and all action as shall be necessary or appropriate so that participation in Fortune Brands Plans and Fortune Brands Non-ERISA Benefit Arrangements by all Cabinets Employees shall terminate as of the close of business on the Distribution Date and the Cabinets Parties shall cease to be participating employers under the terms of such Fortune Brands Plans and Fortune Brands Non-ERISA Benefit Arrangements as of such time.

Section 7.02    Assumption of Certain Employee Related Obligations. Except as otherwise provided in this Agreement, effective as of the close of business on the Distribution Date, Cabinets shall assume, and no Fortune Brands Party shall have any further liability for, the following agreements, obligations and liabilities, and Cabinets shall indemnify, defend and hold harmless each of the Fortune Brands Indemnified Parties from and against any and all Expenses or Losses incurred or suffered by one or more of the Fortune Brands Indemnified Parties in connection with, relating to, arising out of or due to, directly or indirectly, any of the following:

(a)	all agreements entered into between any Fortune Brands Party and any independent contractor providing services to the extent they are related to the Cabinets Business;

(b)

all collective bargaining agreements, collective agreements, trade union agreements or works council agreements entered into between any Fortune Brands Party and any union, works council or other body to the extent they are related to the Business Employees;

(c)

all wages, salary, incentive compensation, commissions and bonuses payable to Business Employees on or after the Distribution Date, without regard to when such wages, salary, incentive compensation, commissions or bonuses are or may have been earned;

(d)	all moving expenses and obligations related to relocation, repatriation, transfers or similar items incurred by or owed to any Business Employee;

(e)	all immigration-related, visa, work application or similar rights, obligations and liabilities to the extent they are related to any Business Employees; and

(f)

all liabilities and obligations whatsoever of the Transferred Business with respect to claims made by or with respect to Business Employees, or any other to the extent their employment duties related to the Transferred Business, relating to any employee benefit plan, program or policy not otherwise retained or assumed by Fortune Brands pursuant to this Agreement, including such liabilities relating to actions or omissions of or by the Cabinets Parties or any officer, director, employee or agent thereof prior to the Distribution Date.

Section 7.03    Restrictive Covenants in Employment and Other Agreements. To the extent permitted under applicable law, following the Distribution, the Cabinets Parties shall be considered to be successors to the Fortune Brands Parties for purposes of all agreements containing restrictive covenants (including confidentiality and non-competition provisions) between any Fortune Brands Party and any Business Employee executed prior to the Distribution Date such that each Fortune Brands Party and each Cabinets Party shall all enjoy the rights and benefits under such agreements, with respect to their respective business operations; provided, however, that (a) in no event shall any Fortune Brands Party be permitted to enforce the restrictive covenant agreements against any Business Employees in their capacity as employees of any Cabinets Party, and (b) in no event shall any Cabinets Party be permitted to enforce the restrictive covenant agreements against any Fortune Brands employees in their capacity as employees of any Fortune Brands Party.

Section 7.04    Severance. Effective as of the Distribution Date, Cabinets will establish a severance plan on substantially the same terms and conditions as the Fortune Brands Home & Security, Inc. United States Severance Plan. Effective as of the Distribution Date, Cabinets shall assume, and Fortune Brands shall have no liability or obligation with respect to the severance benefits provided to Business Employees. Following the Distribution Date, Cabinets shall be solely responsible for administering and paying all benefits under the applicable severance plans, policies or agreements with Business Employees, including Business Employees whose employment terminated prior to the Distribution Date for an eligible reason under such policies or in accordance with such agreements, and Cabinets shall indemnify each of the Fortune Brands Parties for any amounts payable to Business Employees under such plans, policies and agreements. It is not intended that any Fortune Brands Transferred Employee or Cabinets Transferred Employee will be eligible for termination or severance payments or benefits from any Fortune Brands Party as a result of the transfer or change of employment from Fortune Brands to any Cabinets Party or vice versa. Notwithstanding the preceding sentence, in the event that any such termination or severance payments or benefits become payable on account of such transfer, change or the refusal of a Fortune Brands Transferred Employee to accept employment with any Cabinets Party, Cabinets shall indemnify each of the Fortune Brands Parties for the amount of such termination or severance payments or benefits. In the event that any such termination on severance payments or benefits become payable on account of such transfer, change or the refusal of a Cabinets Transferred Employee to accept employment with any Fortune Brands Party, Fortune Brands shall indemnify each of the Cabinets Parties for the amount of such termination or severance payments or benefits.

Section 7.05    Past Service Credit. With respect to all Business Employees, as of the Distribution Date, the Cabinets Parties shall recognize all service recognized under the comparable Fortune Brands Plans and Fortune Brands Non-ERISA Benefit Arrangements for purposes of determining eligibility, participation, vesting and calculation of benefits under comparable plans and programs maintained by the Cabinets Parties, provided that there shall be no duplication of benefits for Business Employees under such Cabinets Party plans and programs. Fortune Brands will provide to Cabinets copies of any records available to Fortune Brands to document such service, plan participation and membership and cooperate with Cabinets to resolve any discrepancies or obtain any missing data for purposes of determining benefit eligibility, participation, vesting and calculation of benefits with respect to the Cabinets Employees. With respect to retaining, destroying, transferring, sharing, copying and permitting access to all such information, Fortune Brands and Cabinets shall each comply with all applicable laws, regulations and internal policies and each party shall indemnify and hold harmless the other party from and against any and all liability, claims, actions and damages that arise from a failure (by the indemnifying party) to so comply with all applicable laws, regulations and internal policies applicable to such information.

Section 7.06    Accrued Vacation Days Off. Effective as of the Distribution Date, the Cabinets Parties shall recognize and assume all liability for all vacation, holiday, sick leave, flex days and personal days off, including banked vacation or sick leave, accrued by Cabinets Employees as of the Distribution Date, and the Cabinets Parties shall credit each Cabinets Employee with such days off accrual.

Section 7.07    Leaves of Absence. The Cabinets Parties shall continue to apply all leave of absence policies as in effect immediately prior to the Distribution to inactive Cabinets Employees who are on an approved leave of absence as of the Distribution Date. Leaves of absence taken by Cabinets Employees prior to the Distribution Date shall be deemed to have been taken as employees of Cabinets.

Section 7.08    Fortune Brands Assets. Except as otherwise set forth herein, Fortune Brands shall retain all reserves, bank accounts, trust funds or other balances maintained with respect to Fortune Brands’ Non-ERISA Benefit Arrangements.

Section 7.09    Further Cooperation; Personnel Records; Data Sharing. The parties shall provide each other such records and information as reasonably necessary or appropriate to carry out their obligations under law, this Agreement, or for the purposes of administering their respective plans and policies, including without limitation information relating to the vesting, exercise and employment status of persons holding equity compensation awards in the common stock of the other party. Each party shall be responsible for the accuracy of records and information provided to the other party pursuant to this Section 7.09, and shall indemnify such other party for any losses caused by inaccurate information that it has provided. Subject to applicable law, all information and records regarding employment and personnel matters of Cabinets Employees shall be accessed, retained, held, used, copied and transmitted after the Distribution Date by Cabinets in accordance with all laws and policies relating to the collection, storage, retention, use, transmittal, disclosure and destruction of such records. Access to such records after the Distribution Date will be provided to Fortune Brands in accordance with [Article XI] of the Distribution Agreement. Notwithstanding the foregoing, Fortune Brands shall retain reasonable access to those records necessary for Fortune Brands’ continued administration of any plans or programs on behalf of Business Employees after the Distribution Date, and Cabinets shall retain reasonable access to those records necessary for Cabinet’s administration of any equity award or other compensation or benefit payable or administered by the Cabinets Parties after the Distribution Date, provided that such access shall be limited to individuals who have a job-related need to access such records. Fortune Brands shall also retain copies of all confidentiality and non-compete agreements with any Cabinets Employee in which Fortune Brands has a valid business interest. With respect to retaining, destroying, transferring, sharing, copying and permitting access to all such information, Fortune Brands and Cabinets shall each comply with all applicable laws, regulations and internal policies, and each party shall indemnify and hold harmless the other party from and against any and all liability, claims, actions, and damages that arise from a failure (by the indemnifying party) to so comply with all applicable laws, regulations and internal policies applicable to such information.

Article VIII.    GENERAL PROVISIONS

Section 8.01    Employment and Plan Rights. Notwithstanding anything to the contrary in this Agreement, the Parties expressly acknowledge and agree that (a) this Agreement is not intended to create an employment-related contract between any of the Fortune Brands Parties or the Cabinets Parties, on the one hand, and any employee or service provider, on the other, nor may any current or former employee or service provider rely on this Agreement as the basis for any breach of any employment-related contract claim against any of the Fortune Brands Parties or Cabinets Parties, (b) nothing in this Agreement shall be deemed or construed to require any of the Fortune Brands Parties or Cabinets Parties to continue to employ any particular employee or service provider for any period before or after the Distribution Date, (c) nothing in this Agreement shall be deemed or construed to limit the right of the Fortune Brands Parties or Cabinets Parties to terminate the employment of any employee or service provider at any time before or after the Distribution Date and (d) nothing in this Agreement shall be construed as establishing or amending any Pension Plan, Welfare Plan or Non-ERISA Benefit Arrangement, or any other plan, policy, agreement or arrangement for the benefit of any employee or any other person.

Section 8.02    Confidentiality. Each Party agrees that any information conveyed or otherwise received by or on behalf of a Party in conjunction herewith is confidential and is subject to the terms of the confidentiality provisions set forth in Section [11.7] of the Distribution Agreement.

Section 8.03    Administrative Complaints/Litigation. Except as otherwise provided in this Agreement, following the Distribution Date, the Cabinets Parties shall assume, and be solely liable for, the handling, administration, investigation and defense of actions, including ERISA, occupational safety and health, employment standards, union grievances, wrongful dismissal, discrimination or human rights and unemployment compensation claims, asserted at any time against the Fortune Brands Parties or the Cabinets Parties by any Business Employee (including any dependent or beneficiary of any Business Employee), or any other person to the extent such actions or claims arise out of or relate to employment or the provision of services (whether as an employee, contractor, consultant or otherwise) to or with the Transferred Business.

Section 8.04    Reimbursement and Indemnification. Except as otherwise set forth herein, the parties hereto agree to reimburse each other, within 30 days of receipt from the other party of appropriate verification, for all costs and expenses which each may incur on behalf of the other as a result of any of the Welfare Plans, Pension Plans and Non-ERISA Benefit Arrangements and, as contemplated by Section 7.04, any termination or severance payments or benefits. All liabilities retained, assumed or indemnified against by Cabinets pursuant to this Agreement, and all liabilities retained, assumed or indemnified against by Fortune Brands pursuant to this Agreement, shall in each case shall be subject to the indemnification procedures set forth in Article X of the Distribution Agreement.

Section 8.05    Entire Agreement. This Agreement, including any schedules hereto and the sections of the Distribution Agreement referenced herein, constitutes the entire agreement between the Parties with respect to the subject matter contained herein, and supersedes all prior agreements, negotiations, discussions, understandings, writings and commitments between the Parties with respect to such subject matter.

Section 8.06    Choice of Law. This Agreement shall be governed by and construed and enforced in accordance with the substantive laws of the State of Delaware, as though all acts and omissions related hereto occurred in Delaware.

Section 8.07    Amendment. This Agreement shall not be amended, modified or supplemented except by a written instrument signed by an authorized representative of each of Fortune Brands and Cabinets.

Section 8.08    Waiver. Any term or provision of this Agreement may be waived, or the time for its performance may be extended, by the Party or Parties entitled to the benefit thereof. Any such waiver shall be validly and sufficiently given for the purposes of this Agreement if, as to any Party, it is in writing signed by an authorized representative of such Party. The failure of any Party to enforce at any time any provision of this Agreement shall not be construed to be a waiver of such provision, or in any way to affect the validity of this Agreement or any part hereof or the right of any Party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to constitute a waiver of any other or subsequent breach.

Section 8.09    Partial Invalidity. Wherever possible, each provision hereof shall be interpreted in such a manner as to be effective and valid under applicable law, but in case any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such provision or provisions shall be ineffective to the extent, but only to the extent, of such invalidity, illegality or unenforceability without invalidating the remainder of such provision or provisions or any other provisions hereof, unless such a construction would be unreasonable.

Section 8.10    Execution in Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original instrument, but all of which shall be considered one and the same agreement, and shall become binding when one or more counterparts have been signed by and delivered to each of the Parties.

Section 8.11    Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties and their successors and permitted assigns; provided, however, that the rights and obligations of either Party under this Agreement shall not be assignable by such Party without the prior written consent of the other Party. The successors and permitted assigns hereunder shall include any permitted assignee as well as the successors in interest to such permitted assignee (whether by merger, liquidation (including successive mergers or liquidations) or otherwise).

Section 8.12    Notices. All notices or other communications under this Agreement shall be in writing and shall be deemed to be duly given when delivered or mailed in accordance with the terms of Section [13.10] of the Distribution Agreement.

Section 8.13    Performance. Each Party shall cause to be performed, and hereby guarantees the performance of, all actions, agreements and obligations set forth herein to be performed by any Affiliate of such Party.

Section 8.14    No Public Announcement. Neither Fortune Brands nor Cabinets shall, without the approval of the other, make any press release or other public announcement concerning the transactions contemplated by this Agreement, except as and to the extent that either Party shall be so obligated by law or the rules of any regulatory body, stock exchange or quotation system, in which case the other Party shall be advised and the Parties shall use commercially reasonable efforts to cause a mutually agreeable release or announcement to be issued; provided, however, that the foregoing shall not preclude communications or disclosures necessary to implement the provisions of this Agreement or to comply with applicable law, accounting and SEC disclosure obligations or the rules of any stock exchange.

Section 8.15    Limited Liability. Notwithstanding any other provision of this Agreement, no individual who is a stockholder, director, employee, officer, agent or representative of a Cabinets Party or a Fortune Brands Party, in its capacity as such, shall have any liability in respect of or relating to the covenants or obligations of such Party under this Agreement, and, to the fullest extent legally permissible, each of Cabinets and Fortune Brands, for itself and its respective stockholders, directors, employees, officers and Affiliates, waives and agrees not to seek to assert or enforce any such liability that any such Person otherwise might have pursuant to applicable law.

Section 8.16    Mutual Drafting. This Agreement shall be deemed to be the joint work product of Fortune Brands and Cabinets and any rule of construction that a document shall be interpreted or construed against a drafter of such document shall not be applicable.

Section 8.17    Dispute Resolution. The Parties agree that any dispute, controversy or claim between them with respect to the matters covered hereby shall be governed by and resolved in accordance with the procedures set forth in [Article XII] of the Distribution Agreement.

Section 8.18    No Third-Party Beneficiaries. No Business Employee or other current or former employee of the Fortune Brands Parties or Cabinets Parties (or his/her spouse, dependent or beneficiary), or any other person not a party to this Agreement, shall be entitled to assert any claim hereunder. The provisions of this Agreement are solely for the benefit of the Parties and their respective Affiliates, successors and permitted assigns and shall not confer upon any third Person any remedy, claim, liability, reimbursement or other right in excess of those existing without reference to this Agreement.

Section 8.19    Effect if Distribution Does Not Occur. Notwithstanding anything in this Agreement to the contrary, if the Distribution Agreement is terminated prior to the Distribution Date, this Agreement shall be of no further force and effect.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed in their names by a duly authorized officer as of the date first written above.

FORTUNE BRANDS HOME & SECURITY, INC.

By:
Name:
Title:

MASTERBRAND, INC.

By:
Name:
Title: